UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2015

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 22, 2015, William Lyon Homes (the “Company”) announced the promotion of Matthew R. Zaist to the position of co-Chief Executive Officer, effective immediately. Mr. Zaist, who continues as President and the Company’s principal operating officer, will serve as Co-CEO with William H. Lyon, current Chief Executive Officer and Director. Also effective immediately, Mr. Lyon will assume the newly created director role of Vice Chairman of the Board, a position created in connection with the Company’s board succession planning initiatives. General William Lyon will continue to serve as the Company’s Executive Chairman and Chairman of the Board of Directors.

Since joining the Company in 2000, Mr. Zaist has served in a number of corporate and operational roles, including President and Chief Operating Officer since March 2013, Executive Vice President from January 2010 to March 2013 and Corporate Vice President — Business Development & Operations from April 2009 to January 2010. Prior to that, Mr. Zaist served as Project Manager and Director of Land Acquisition for the Company’s Southern California Region. In his most recent role as President and Chief Operating Officer, Mr. Zaist was responsible for the overall management of the Company’s operations and was a member of the Company’s Executive Committee and Chairman of the Company’s Land Committee. In his previous role as Executive Vice President, Mr. Zaist oversaw and managed the Company’s restructuring efforts and successful recapitalization. Mr. Zaist is a member of the Executive Committee for the University of Southern California’s Lusk Center for Real Estate. Prior to joining William Lyon Homes, Mr. Zaist was a principal with American Management Systems (now CGI) in their State & Local Government practice. Mr. Zaist holds a B.S. from Rensselaer Polytechnic Institute in Troy, New York.

The changes described herein have been approved by the Company’s Board of Directors. Mr. Zaist is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K, there is no agreement, arrangement or understanding pursuant to which Mr. Zaist was appointed to his new position and there are no family relationships between Mr. Zaist and any other director or executive officer of the Company. For more information regarding the announcement, please see the press release attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective July 22, 2015, the Company’s existing Third Amended and Restated Bylaws were further amended and restated (as so amended and restated, the “Amended and Restated Bylaws”) following approval by the Board of Directors, primarily in order to reflect the new officer and director roles described in Item 5.02 above.

The principal changes being implemented by the Amended and Restated Bylaws include, among others, the following:

•	Article II, Section 8 was amended to clarify that the Board will designate the chairman of stockholder meetings to preside over such meetings and determine the order of business and procedure at such meetings, and to set forth a prioritized list of directors and officers serving such role in the absence of such a board designation.

•	A new Article III, Section 3 was added and provides for director positions of Chairman of the Board and Vice Chairman of the Board, if so appointed by the Board, and describes the duties and responsibilities of such positions.

•	Article III, Section 7 (formerly Section 6) and Article V, Section 1 were each amended to add a reference to the newly created position of Vice Chairman of the Board.

•	Various Sections within Article IV, including but not limited to a new Section 3, were amended or added in order to reflect the Board’s ability to appoint more than one Chief Executive Officer, and corresponding changes to reflect the duties and responsibilities of such officer(s) as well as their direct reports.

•	Article II, Section 8, Article IV, Section 9, Article IV, Section 11 and Article V, Section 7 were each amended to expressly provide for the Board’s ability to make designations of duties and responsibilities and other related delegations in its discretion notwithstanding the default provisions otherwise provided in the Bylaws.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference. A copy of the Amended and Restated Bylaws marked to show changes from the Third Amended and Restated Bylaws is attached as Exhibit 3.2 and is also incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of William Lyon Homes

3.2	Amended and Restated Bylaws of William Lyon Homes, marked to show changes from Third Amended and Restated Bylaws

99.1	Press Release dated July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Name:	Jason R. Liljestrom
Its:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of William Lyon Homes

3.2	Amended and Restated Bylaws of William Lyon Homes, marked to show changes from Third Amended and Restated Bylaws

99.1	Press Release dated July 22, 2015